EXHIBIT 99.1

Contact:	Fredrick R. Pilon StockerYale, Inc. Telephone: (603) 870-8229 email: fpilon@stockeryale.com

STOCKERYALE COMPLETES $5.5 MILLION FINANCING

Salem, N.H., June 14, 2004 - - StockerYale, Inc. (NASDAQ: STKR), an independent provider of advanced illumination and optical products, today announced that is has completed the placement of a $5.5 million Convertible Note with current institutional investors led by Laurus Master Fund, Ltd. The note is convertible into StockerYale common shares at $ 2.15 per share. The note carries an interest rate of 1% above prime, is subject to a minimum of 5.0%, and is payable in either cash or stock. The Company can elect to pre-pay the three-year note in cash. In addition, the institutional investors were also issued 440,000 warrants to purchase common stock at $3.12 per share over seven years.

The Company used the proceeds to retire its $3.4 million credit facility with Merrill Lynch Business Financial Services and to provide additional working capital. The Company has implemented a plan to strengthen its balance sheet through the issuance of convertible notes. The Company placed a $2.5 million Convertible Note in September 2003 and a $4.0 million Convertible Note in February 2004 with Laurus Master Funds. As of June 10, 2004, the $2.5 million note has been fully converted to common stock and over 30% of the $4.0 million note has been converted to common stock.

"As outlined in both our annual report and first quarter 2004 earnings release, we have successfully implemented our plan to strengthen the Company's balance sheet and increase financial resources to commercialize our technology and grow revenues in new markets," said Mark W. Blodgett, chief executive officer. "Over the last nine months the Company has dramatically improved its financial standing. Based upon this new funding and continued improvement in our overall financial performance, we are increasingly well positioned to achieve our strategic goals. Looking forward, we are encouraged by the continued strength in second quarter order rates across all product lines and are confident that the Company will exhibit marked financial improvement over the next several quarters," added Blodgett.

About StockerYale
StockerYale, Inc., headquartered in Salem, NH, is an independent designer and manufacturer of structured light lasers, light emitting diodes, (LEDs), fiber optic, and fluorescent illumination technologies as well as specialty optical fiber and phase masks for use in a wide range of markets and industries including the machine vision, telecommunications, aerospace, defense and security, utilities, industrial inspection, and medical markets.

StockerYale serves a widely varied, international customer base and reinvests a significant percentage of its revenues in R&D to meet the future requirements of its customers. StockerYale has offices and subsidiaries in the U.S., Canada, Europe, and the Pacific Rim.

For more information about StockerYale and their innovative products, contact StockerYale, Inc., 32 Hampshire Rd., Salem, NH, 03079. Call 800-843-8011; Fax 603-893-5604; Email info@stockeryale.com.

Notice to Investors:
This press release contains forward-looking statements that do not give full weight to all the potential risks, but relate to StockerYale’s plans, objectives, and expectations, which are dependent upon a number of factors outside of StockerYale’s control including, but not limited to: uncertainty that StockerYale’s new photonics-based products launched in 2002 will gain market acceptance; the risk that delays and unanticipated expenses in developing new products could delay the commercial release of those products and affect revenue estimates; the risk that one of our competitors could develop and bring to market a technology that is superior to those products that we are currently developing; and StockerYale’s ability to capitalize on its significant research and development efforts by successfully marketing those products that the Company develops. You should also refer to the discussion under "Certain Factors Affecting Operating Results" in StockerYale’s form 10K for additional matters to be considered in this regard. Thus, actual results may differ materially. All Company, brand, and product names are trademarks or registered trademarks of their respective holders. StockerYale undertakes no duty to update any of these forward-looking statements.

This press release also contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, the Company's future operating results and sales trends. Reliance should not be placed on forward looking statements because they involve known and unknown risks, uncertainties and other factors which are in some cases, beyond the control of StockerYale, which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

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